As filed with the Securities and Exchange Commission on November 2, 2016

Registration No. 333-46122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3725387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

The Dun & Bradstreet Corporation 2000 Employee Stock Purchase Plan

(Full title of the plan)

Richard S. Mattessich, Esq.

Vice President, Associate General Counsel &

Assistant Corporate Secretary

103 JFK Parkway

Short Hills, New Jersey 07078

(Name and address for agent for service)

(973) 921-5500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The Dun & Bradstreet Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 19, 2000, File No. 333-46122 (the “2000 Form S-8”), with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s 2000 Employee Stock Purchase Plan (the “2000 Plan”). A total of 1,500,000 shares of Common Stock were initially registered for issuance under the 2000 Form S-8.

On May 6, 2015, the shareholders of the Registrant approved the 2015 Employee Stock Purchase Plan (the “2015 Plan”), which serves as the successor to the 2000 Plan. No future purchase rights will be granted under the 2000 Plan. According to the terms of the 2015 Plan, any shares that have not been issued under the 2000 Plan will be available for issuance under the 2015 Plan. Of the 1,500,000 shares of Common Stock registered under the 2000 Form S-8, 273,310 shares (the “Carryover Shares”) remain available for issuance and are hereby deregistered.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register the Carryover Shares for offer or sale pursuant to the 2015 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Short Hills, State of New Jersey on November 2, 2016.

THE DUN & BRADSTREET CORPORATION

By:	/s/ Robert P. Carrigan
Robert P. Carrigan
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on November 2, 2016.

Signature	Position

/s/ Robert P. Carrigan	Chief Executive Officer and Director
Robert P. Carrigan	(principal executive officer)

/s/ Richard H. Veldran	Chief Financial Officer
Richard H. Veldran	(principal financial officer)

/s/ Anthony Pietrontone Jr.	Principal Accounting Officer and Corporate Controller
Anthony Pietrontone Jr.	(principal accounting officer)

/s/ Christopher J. Coughlin	Chairman of the Board
Christopher J. Coughlin

/s/ Cindy Christy	Director
Cindy Christy

/s/ L. Gordon Crovitz	Director
L. Gordon Crovitz

/s/ James N. Fernandez	Director
James N. Fernandez

/s/ Paul R. Garcia	Director
Paul R. Garcia

/s/ Anastassia Lauterbach	Director
Anastassia Lauterbach

/s/ Thomas J. Manning	Director
Thomas J. Manning

/s/ Randall D. Mott	Director
Randall D. Mott

/s/ Judith A. Reinsdorf	Director
Judith A. Reinsdorf